                                                                    Exhibit 4.13




                    REMITTANCE PROCESSING SERVICES AGREEMENT


                                     between


             AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.


                                       and


                                REGULUS WEST LLC



                          Dated as of October 25, 1999










[***]= Pursuant to 17 CFR 230.406, confidential information has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

                                TABLE OF CONTENTS

                                                                           Page
ARTICLE 1.  DEFINITIONS......................................................2

ARTICLE 2.  TERM OF AGREMENT.................................................4
       2.01  Term............................................................4
       2.02  Expiration and Renewal..........................................4

ARTICLE 3.  MIGRATION........................................................4
       3.01  Migration Plan..................................................4
       3.02  Extensions to the Migration Plan................................5
       3.03  Migration Completion............................................5
       3.04  Alternate Source................................................6

ARTICLE 4.  SERVICES.........................................................7
       4.01  Services........................................................7
       4.02  Systems.........................................................7
       4.03  Licenses and Permits............................................8
       4.04  Changes in Law and Regulations..................................8
       4.05  Vendor Acknowledgment...........................................9
       4.06  Accuracy of Data................................................10
       4.07  Correction of Errors............................................10
       4.08  Reports.........................................................11

ARTICLE 5.  NEW SERVICES.....................................................11
       5.01  New Services....................................................11
       5.02  Third Party Services............................................11

ARTICLE 6.  SERVICE LEVELS...................................................12
       6.01  Service Levels..................................................12
       6.02  Services Levels During Migration................................12
       6.03  [***]...........................................................12
       6.04  Continuous Improvement Program..................................13
       6.05  Root-Cause Analysis and Resolution..............................13

ARTICLE 7.  SERVICE LOCATIONS................................................14
       7.01  Location of Services............................................14
       7.02  Safety and Security Procedures..................................14
       7.03  Security Relating to Major Competitors..........................15

ARTICLE 8.  PROJECT TEAM.....................................................16
       8.01  Vendor Key Managers.............................................16
       8.02  Subcontractors..................................................17
       8.03  Non-Competition.................................................17
       8.04  Non-Disclosure Agreement........................................18

ARTICLE 9.  SOFTWARE AND PROPRIETARY RIGHTS..................................19
       9.01  Vendor Software.................................................19
       9.02  Changes and Upgrades to Hardware or Software....................20
       9.03  AMEX Rights.....................................................21
       9.04  AMEX Marks......................................................22

ARTICLE 10.  DATA AND REPORTS................................................22
       10.01  Ownership of AMEX Data.........................................22
       10.02  Return of Data.................................................22

ARTICLE 11.  CONTINUED PROVISION OF SERVICES.................................23
       11.01  Disaster Recovery Plan.........................................23
       11.02  Force Majeure..................................................24
       11.03  Allocation of Resources........................................25

ARTICLE 12.  PAYMENTS TO VENDOR..............................................25
       12.01  Fees...........................................................25
       12.02  Rate Adjustments...............................................26
       12.03  Expenses.......................................................27
       12.04  Rights of Set-Off..............................................27
       12.05  Unused Credits.................................................27
       12.06  Performance Incentives/Credits.................................27

ARTICLE 13.  PAYMENT SCHEDULE AND INVOICES...................................28
       13.01  Fees...........................................................28
       13.02  Time of Payment................................................28
       13.03  Fee Dispute....................................................28

ARTICLE 14.  DISPUTE RESOLUTION..............................................28

ARTICLE 15.  TAXES...........................................................29

ARTICLE 16.  AUDITS..........................................................30
       16.01  Processing.....................................................30
       16.02  Charges........................................................31

ARTICLE 17.  CONFIDENTIALITY.................................................32
       17.01  General Obligations............................................32
       17.02  Unauthorized Acts..............................................33
       17.03  Remedy.........................................................34

ARTICLE 18.  INSURANCE.......................................................35

ARTICLE 19.  REPRESENTATION AND WARRANTIES...................................36
       19.01  By AMEX........................................................36
       19.02  By Vendor......................................................37

ARTICLE 20.  TERMINATION.....................................................39
       20.01  Termination for Change of Control/Business
                of Vendor....................................................39
       20.02  Termination for Cause..........................................40
       20.03  Termination for Insolvency.....................................40
       20.04  Other Terminations.............................................41
       20.05  No Further Obligations.........................................42

ARTICLE 21.  TERMINATION ASSISTANCE..........................................42

ARTICLE 22.  EXIT PLAN.......................................................43

ARTICLE 23.  INDEMNITIES AND DAMAGES.........................................44
       23.01  Indemnity by AMEX..............................................44
       23.02  Indemnity by Vendor............................................44
       23.03  Indemnification Procedures.....................................45
       23.04  Damages........................................................47
       23.05  Remedies.......................................................48

ARTICLE 24.  LOSS OF MATERIALS; UNAUTHORIZED ACTS............................48
       24.01  Loss of Materials..............................................48
       24.01  Unauthorized Acts..............................................49

ARTICLE 25.  MISCELLANEOUS PROVISIONS........................................49
       25.01  Assignment and Subcontracting..................................49
       25.02  Notices........................................................50
       25.03  Counterparts...................................................52
       25.04  Headings/Exhibits..............................................52
       25.05  Relationship...................................................52
       25.06  Consents, Approvals and Requests...............................53
       25.07  Severability...................................................53
       25.08  Waiver.........................................................53
       25.09  Publicity......................................................53
       25.10  Entire Agreement...............................................54
       25.11  Amendments.....................................................54
       25.12  Survival.......................................................54
       25.13  Third Party Beneficiaries......................................54
       25.14  Governing Law..................................................55
       25.15  Covenant of Further Assurances.................................55
       25.16  Construction...................................................55
       25.17  Interpretation of Documents....................................55

                                LIST OF EXHIBITS


Exhibit A   Services
Exhibit B   Performance Standards; Incentives/Credits
Exhibit C   Security Requirements
Exhibit D   Migration Plan
Exhibit E   Compensation
Exhibit F   Invoices
Exhibit G   Subcontractors

                  This agreement (the "Agreement") is dated as of October 25, 1999 (the "Effective Date"), between American Express Travel Related Services Company, Inc., a New York corporation, having its principal place of business at American Express Tower, World Financial Center, New York, New York 10285 ("AMEX") and Regulus West LLC, a Delaware limited liability company, having its principal place of business at 401 City Avenue, Suite 428, Bala Cynwyd, Pennsylvania 19004 (the "Vendor").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, AMEX and Vendor have engaged in extensive negotiations and discussions that have culminated in the formation of the relationship described in this Agreement; and

                  WHEREAS, Vendor desires to provide to AMEX, and AMEX desires to obtain from Vendor, remittance processing and other related services described in this Agreement on the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, for and in consideration of the agreements of the parties set forth below, AMEX and Vendor agree as follows:

ARTICLE 1.  DEFINITIONS.

                  The following defined terms shall have the meanings specified in the portion of this Agreement indicated below:

TERM                                                          DEFINED IN
----                                                          ----------
Agreement                                                     Heading
AMEX                                                          Heading
AMEX Competitor                                               Section 7.03
AMEX Data                                                     Section 10.01
Claim                                                         Section 23.03
Confidential Information                                      Section 17.01
Confidentiality Agreement                                     Section 8.04
Continuous Improvement Program                                Section 6.04
Contract Year                                                 Section 2.01
Developed Materials                                           Section 9.03
Disaster                                                      Section 11.01
DRP                                                           Section 11.01
Effective Date                                                Heading
Federal Funds Rate                                            Section 3.04
Fees                                                          Section 13.01
[***]                                                         Section 3.04
Force Majeure Event                                           Section 11.02
Implementation Manager                                        Section 8.01
Indemnified Party                                             Section 23.03
Indemnifying Party                                            Section 23.03
Marks                                                         Section 9.04
Migration Completion Date                                     Section 3.03

Migration Plan                                                Section 3.01
Migration Services                                            Section 3.01
New Services                                                  Section 5.01
Non-Disclosure Agreement                                      Section 8.04
Rates                                                         Section 12.01
Reassignment Waiver                                           Section 8.01
Renewal Term                                                  Section 2.02
Reports                                                       Section 4.08
Service Levels                                                Section 6.01
Services                                                      Section 4.01
Software                                                      Section 9.02
Taxes                                                         Article 15
Term                                                          Section 2.01
Termination Assistance Period                                 Article 21
Termination Assistance Services                               Article 21
Vendor                                                        Heading
Vendor Key Manager                                            Section 8.01
Vendor Project Manager                                        Section 8.01
Vendor Service Location                                       Section 3.01
Vendor Software                                               Section 9.01

ARTICLE 2.  TERM OF AGREEMENT.

                  2.01 Term. The initial term of this Agreement shall commence on the Effective Date and shall continue until 12:00 midnight on October 24, 2001, unless terminated earlier pursuant to Article 20 (the "Term"). (Each 12-month period commencing on the Effective Date or any anniversary of the Effective Date during the Term or any Renewal Term, a "Contract Year".)

                  2.02 Expiration and Renewal. Unless terminated earlier pursuant to Article 20 and provided AMEX is not in default of its obligations under this Agreement, AMEX may renew this Agreement for [***] consecutive [***] year terms (each such two year term, a "Renewal Term") upon at least [***] days' notice to Vendor prior to the expiration of the Term or a Renewal Term. If AMEX elects to renew this Agreement, this Agreement shall renew in accordance with the then current terms and conditions, subject to any Rate adjustments pursuant to Section 12.02. If AMEX does not provide Vendor with notice pursuant to this
Section 2.02 of its desire to renew this Agreement, this Agreement shall expire as scheduled.

ARTICLE 3.  MIGRATION.

                  3.01 Migration Plan. As part of the Services, commencing on October 25, 1999, for the Vendor facility located in Los Angeles, California and continuing until no later than the Migration Completion Date, Vendor shall provide to AMEX the migration services (the "Migration Services") for transferring the remittance processing operations to the Vendor facilities located in Los Angeles, California (the "Vendor Service Location") in accordance with the Migration Plan mutually agreed upon by Vendor and AMEX and set forth in Exhibit D (the "Migration Plan"), including the performance of all functions and services within Vendor's control necessary to accomplish the migration to Vendor without causing a material disruption of AMEX's remittance processing operations. Vendor will notify AMEX immediately of any factors of which Vendor becomes aware which may cause a delay in the Migration Plan. Vendor shall consult with AMEX on a regular basis, at AMEX's request, to review the status of the migration until completion of the Migration Plan. Vendor shall be responsible for satisfying the testing and other criteria set forth in Exhibit D.

                  3.02 Extensions to the Migration Plan. In the event the Migration Plan for a Vendor Service Location is extended for more than [***] days as a result of delays caused by Vendor for reasons within Vendor's control, unless otherwise agreed upon by the Parties, Vendor shall pay to AMEX the credits specified in Exhibit D.

                  3.03 Migration Completion. Vendor shall complete the migration no later than March 30, 2000, for the Vendor Service Location (the "Migration Completion Date"). AMEX shall reasonably determine if and when Vendor has completed migration in accordance with the standards set forth in Exhibit D. AMEX may terminate this Agreement without regard to Section 20.02 if the migration is not being materially completed in accordance with the Migration Plan, provided Vendor is principally responsible for such failure.

                 3.04 Alternate Source. In the event the migration is not achieved by a Migration Completion Date due to delays caused by Vendor for reasons within Vendor's control, AMEX may (a) terminate this Agreement, upon notice to Vendor, within [***] days after such failure to meet a Migration Completion Date, without regard to Section 20.02 and (b) procure an alternate source by which to migrate AMEX's remittance processing operations to the location of such alternate source. Notwithstanding the prior sentence, Vendor shall reimburse AMEX for [***] and all [***] expenses incurred in transferring the Services to another vendor or to itself. For the purpose of this Agreement, [***] shall be determined as follows: (Number of days of remittance processing delay as a result of cause(s) within Vendor's control X [***]) X (([***] + [***]%)/365), where the [***] means the [***] as such rate [***] under the heading [***] for the date on which the event giving rise to the delay occurred or, if not so made available by [***]:00 p.m., New York City time on such date, the [***] will be the rate for such date made available and subsequently published in [***] under the heading [***].

ARTICLE 4.  SERVICES.

                  4.01 Services. As of the Effective Date and continuing throughout the Term and any Renewal Term, Vendor shall provide remittance processing and related services to AMEX as AMEX requires as described in the Procedures Manual attached as Exhibit A and otherwise identified in this Agreement and as AMEX and Vendor may mutually agree (the "Services"). The performance of the Services shall be subject to the security requirements set forth in Exhibit C. AMEX reserves the right to perform for itself or to have a third party perform any of the Services.

                  4.02 Systems. As part of the Services, Vendor shall be responsible for Vendor's systems, including remittance processing systems, interfacing with AMEX's systems. If, prior to or during migration, such systems are incompatible, Vendor shall pay all costs necessary to make such systems compatible. If, after migration, such systems become incompatible and AMEX has made changes to its systems, AMEX will pay the reasonable costs necessary to make such systems compatible to the extent that its systems changes caused such incompatibility. If Vendor and AMEX are not able to agree on the reasonableness of such costs, AMEX or Vendor may terminate this Agreement.

                  AMEX shall provide the required telecommunication circuits and data circuit termination equipment to be connected to data carrier equipment located at Vendor's site and any special cables associated with data carrier equipment in order to provide connectivity access to AMEX systems for transaction processing and file exchanges. AMEX shall test and approve connectivity and interfaces to the reasonable satisfaction of Vendor and AMEX. AMEX and Vendor shall agree upon the parameters for such testing and upon the minimum acceptable results.

                  4.03 Licenses and Permits. As part of the Services, Vendor is responsible for obtaining all necessary licenses and permits required by law or regulation to perform the Services and has financial responsibility for all fees and costs associated with such licenses and permits, including those required by law or regulation relating to data protection in respect of Vendor's responsibilities under this Agreement.

                  4.04 Changes in Law and Regulations. As part of the Services, Vendor shall use commercially reasonable efforts to identify the impact of changes in applicable legislative enactments on its ability to deliver the Services. Vendor shall notify AMEX of such changes and shall work with AMEX to identify the impact of such changes on how AMEX uses the Services. AMEX and Vendor shall make any resulting modifications to the Services in accordance with such changes. Vendor shall be responsible for any fines and penalties arising from any noncompliance by Vendor with the laws in respect of its delivery of the Services. Vendor shall perform the Services at the specified Service Levels regardless of changes in legislative enactments, provided such performance does not require Vendor to violate applicable law. If such changes require Vendor to modify its performance of the Services, AMEX and Vendor shall agree upon a period of time for Vendor to become compliant with the requirement(s) of such changes. If such changes prevent Vendor's performance, AMEX and Vendor shall arrange a reasonable solution which, as close as practicable, implements the intent of this Agreement. If such changes, including, without limitation, the imposition of any new taxes, affect Vendor's cost for providing the Services, the parties shall agree upon an adjustment of the Rates to reflect the impact of such changes.

                  4.05 Vendor Acknowledgement. Vendor acknowledges that AMEX may use multiple vendors, including competitors of Vendor, to provide remittance processing and related services in connection with AMEX's remittance processing operations. Vendor shall cooperate with AMEX and any such other vendors to the extent reasonably required by AMEX including, but not limited to, sharing information concerning AMEX's remittance processing requirements and procedures; provided, however, that in so cooperating, Vendor shall not be required to take or forebear from taking any action that would compromise or adversely affect the confidentiality of Vendor's systems and related components, data or other information or property. AMEX may select any financial institution(s) for the clearing of AMEX check deposits. Vendor shall cooperate with such institution(s) to assure timeliness and quality of deposits.

                  4.06 Accuracy of Data. As part of the Services, Vendor shall be responsible for the accuracy and completeness of the transmission data and information submitted by Vendor to AMEX and any errors in and with respect to transmission data and information submitted to AMEX. Upon notice or discovery, Vendor shall correct as soon as is reasonably possible any errors or inaccuracies in the data or information prepared by Vendor and submitted to AMEX.

                  4.07 Correction of Errors. As part of the Services, Vendor shall correct as soon as is reasonably possible any errors or inaccuracies in the AMEX Data. AMEX shall be responsible for (1) the accuracy and completeness of the AMEX Data submitted by AMEX to Vendor and (2) any errors in and with respect to data obtained from Vendor because of any inaccurate or incomplete AMEX Data.

                  4.08 Reports. As part of the Services, Vendor shall provide management and production reports and performance and other reports to AMEX in a form agreed upon by AMEX and Vendor as set forth in Exhibit A (the "Reports"). Vendor shall provide AMEX with such documentation and information as may be reasonably requested by AMEX from time to time in order to verify the accuracy of the Reports.

ARTICLE 5.  NEW SERVICES.

                  5.01 New Services. AMEX may from time to time, desire to expand the scope of the Services in terms of the type of services to be performed under this Agreement (the "New Services"). At such time as AMEX and Vendor agree on the obligations of Vendor and the prices therefor in connection with such New Services, AMEX and Vendor shall amend this Agreement and the Exhibits accordingly.

                  5.02 Third Party Services. Notwithstanding any request made to Vendor by AMEX pursuant to Section 5.01, AMEX shall have the right to contract with a third party to perform any New Service. In the event AMEX contracts with a third party to perform any New Service, Vendor shall cooperate with AMEX and any such third party to the extent reasonably required by AMEX, including by providing: (1) written requirements, standards and policies for AMEX's remittance processing operations so that the enhancements or developments of such third party may be operated by Vendor, (2) assistance and support services to such third party with respect to any New Service at rates to be negotiated if appropriate and (3) third party access to the Vendor Service Location as may be reasonably required by such third party in connection with such New Service. AMEX shall require such third party to comply with Vendor's reasonable requirements regarding operations, confidentiality and security. AMEX or such third party shall bear the cost of Vendor's interaction with such third party, if any.

ARTICLE 6.  SERVICE LEVELS.

                  6.01 Service Levels. Vendor shall provide the Services in accordance with the performance standards set forth in Exhibit B (collectively, the "Service Levels").

                  6.02 Service Levels During Migration. Vendor shall maintain (and use [***] to improve to the extent contemplated by this Agreement) the service levels set forth in Exhibit B during migration.

                  [***]

                  6.04 Continuous Improvement Program. As part of the Services, Vendor shall establish and implement a continuous improvement program for quality, cost and delivery of the Services to determine whether these factors are best of breed (the "Continuous Improvement Program"). Vendor, as part of the Services, shall develop an analysis of such Continuous Improvement Program results and a plan for reaching any higher level of service or better price performance identified by the Continuous Improvement Program. Vendor will include in its Continuous Improvement Program items as reasonably requested by AMEX from time to time.

                  6.05 Root-Cause Analysis and Resolution. Within [***] days of receipt of a written notice from AMEX in respect of (1) Vendor's [***] failure to provide the Services or (2) Vendor's repeated failure to provide any of the Services in accordance with the Service Levels, Vendor shall (a) perform a root-cause analysis to identify the cause of such failure and (b) provide AMEX with a report detailing the cause of, and procedure for correcting, such failure. Within [***] days of receipt of such notice, Vendor shall (i) commence implementation of action to remedy such failure and (ii) provide AMEX with reasonable evidence that such failure will not reoccur. The effectiveness of such remedial action must be evident to AMEX within [***] days of its implementation. If the root-cause analysis shows that the failure was caused by AMEX, then Vendor shall not be in breach of this Agreement or liable to AMEX for performance credits as a result thereof.

ARTICLE 7.  SERVICE LOCATION.

                  7.01 Location of Services. The Services shall be performed by Vendor at a Vendor Service Location. If Vendor wishes to move a Vendor Service Location for performance of the Services, to add any additional Vendor facility as a Vendor Service Location and/or to shift processing of AMEX remittances from one Vendor Service Location to another, it must obtain AMEX's prior written consent. Vendor shall bear all costs of migrating the Services to a new Vendor Service Location, unless such migration is requested by AMEX. Unless such migration is requested by AMEX, Vendor shall reimburse AMEX for Float Loss and all expenses incurred (including the cost of establishing an AMEX systems interface with a new Vendor Service Location) in connection with such migration.

                  7.02 Safety and Security Procedures. As part of the Services, Vendor shall maintain and enforce at each Vendor Service Location safety and security procedures, including the safety and security procedures described in Exhibit C, that are at least comparable to industry standards for such Vendor Service Location. The safety and security procedures for AMEX's remittance processing operations shall protect the documents, data and information of AMEX and its customers from unauthorized access. If AMEX requests that Vendor implement or maintain safety and security procedures in addition to those described in this Section 7.02 and in Exhibit C, Vendor shall implement or maintain such procedures. Vendor and AMEX shall agree on the charges, if any, for any such additional security procedures and the allocation of such charges between the Parties. If Vendor and AMEX are not able to agree on the reasonableness or allocation of such charges, AMEX or Vendor may terminate this Agreement.

                  7.03 Security Relating to Major Competitors. "AMEX Competitor" is defined as any person, firm or enterprise conducting [***]. In the event that Vendor wishes to share resources it uses to provide the Services to AMEX with services it provides to an AMEX Competitor,

Vendor shall obtain AMEX's prior written consent. AMEX may require reasonable modifications to the safety and security procedures, including physical separation of AMEX's remittance processing operations from those of the AMEX Competitor. Vendor shall bear any costs associated with modifications to the safety and security procedures due to such sharing.

ARTICLE 8.  PROJECT TEAM.

                  8.01 Vendor Key Managers. Vendor shall appoint an individual who shall be in charge of implementing the Services at all Vendor Service Locations (the "Implementation Manager"). Vendor shall appoint an individual who shall serve as the ongoing point of contact for AMEX for all issues relating to the Services and/or this Agreement (the "Vendor Project Manager"). Vendor shall replace each such individual when required or permitted pursuant to this Section
8.01 (the Implementation Manager and the Vendor Project Manager may be referred to individually as a "Vendor Key Manager" and collectively as the "Vendor Key Managers"). Vendor's appointment of a Vendor Key Manager shall be subject to AMEX's reasonable consent. Within 15 days of the Effective Date, Vendor shall identify the Vendor Key Managers and where each such Vendor Key Manager will be located. Vendor shall not reassign or replace any Vendor Key Manager during the first year of his or her assignment as a Vendor Key Manager unless (1) AMEX reasonably consents to such reassignment or replacement or (2) the Vendor Key Manager (a) voluntarily resigns from

Vendor, (b) is dismissed by Vendor for (i) misconduct (e.g., fraud, drug abuse, theft) or (ii) materially failing to perform his or her duties and responsibilities pursuant to this Agreement in Vendor's reasonable judgment or
(c) is unable to work due to his or her death or disability. In the event that AMEX notifies Vendor that AMEX wishes Vendor to replace a Vendor Key Manager, AMEX and Vendor shall meet to attempt to resolve AMEX's concerns. If AMEX and Vendor are not able to resolve AMEX's concerns within [***] days (or such other time period as the parties may agree) after AMEX notifies Vendor that AMEX wishes to replace a Vendor Key Manager, Vendor shall replace the Vendor Key Manager with an individual reasonably acceptable to AMEX.

                  8.02 Subcontractors. Vendor may not subcontract any of the Services without AMEX's written consent, which consent may be given or withheld for any reason in AMEX's sole discretion. AMEX agrees to respond within a reasonable period of time to a request by Vendor for such consent. The consent of AMEX to any subcontracting of the Services shall not relieve Vendor of its responsibility for the performance of its obligations under this Agreement. Vendor shall remain fully responsible for any obligations subcontracted and shall be solely responsible for payments due such subcontractors. Vendor has disclosed those subcontractors for the performance of its Services as of the Effective Date and listed in Exhibit G and AMEX hereby consents thereto.

                  8.03 Non-Competition. Vendor acknowledges that the Services performed for AMEX may relate to past, present or future strategies, plans, business activities, methods, processes and information which afford AMEX certain competitive or strategic advantages. To further ensure the protection of AMEX's interests, Vendor agrees to use its best efforts during the Term and any Renewal Term to not assign or utilize any Vendor Key Manager assigned to perform the Services for AMEX to perform services for or in support of any AMEX Competitor. If there is any doubt whether any person, firm or enterprise is deemed an AMEX Competitor, Vendor shall obtain AMEX's determination, which decision shall be reasonably made and deemed final and controlling for all purposes hereunder. In addition, if Vendor does provide services for any AMEX Competitor, Vendor will do so in a manner which will avoid any possibility that any proprietary or confidential information of AMEX will be exposed to or used for the benefit of any such AMEX Competitor.

                  8.04 Non-Disclosure Agreement. Vendor shall, in advance, require each Vendor employee, subcontractor, agent or representative assigned to perform the Services and each Vendor employee, subcontractor, agent or representative who obtains or is in a position to obtain any AMEX information or materials required by the terms of this Agreement to be kept confidential, to execute a confidentiality agreement in the form set forth in Exhibit C (a "Confidentiality Agreement") or a non-disclosure agreement in the form set forth in Exhibit C (a "Non-Disclosure

Agreement"), as applicable. Prior to any subcontractor performing the Services, Vendor shall provide AMEX with a signed copy of such Non-Disclosure Agreement. Upon AMEX's request, Vendor shall provide AMEX with a signed copy of each such Confidentiality Agreement for Vendor employees, agents or representatives. Vendor further agrees to take any other steps reasonably required or appropriate to ensure compliance with the obligations set forth in this Section 8.04. AMEX shall be a third party beneficiary of any such Confidentiality Agreement and Non-Disclosure Agreement.

ARTICLE 9.  SOFTWARE AND PROPRIETARY RIGHTS.

                  9.01 Vendor Software. All software and related documentation
(1) (a) owned by Vendor or its affiliates prior to the Effective Date or of which Vendor or its affiliates acquire ownership of after the Effective Date, which is used in connection with the Services and (b) developed by Vendor after the Effective Date which is not Developed Materials, and (2) licensed or leased from a third party by Vendor prior to or after the Effective Date which will be used in connection with the Services ((1) and (2) collectively, the "Vendor Software") is, or will be, and shall remain, the exclusive property of Vendor or its third-party licensor and AMEX shall have no rights or interests to the Vendor Software except as described in this Section 9.01. Vendor shall use the Vendor Software to provide the Services to AMEX during the Term for use in connection with the Services at no additional cost to AMEX other than as expressly provided in this Agreement.

                  9.02 Changes and Upgrades to Hardware or Software. Vendor shall work with AMEX to plan the development, testing and implementation scheduling of all changes Vendor proposes to make to its hardware or to the Developed Materials and Vendor Software (collectively, the "Software"). Vendor shall notify AMEX at least [***] days in advance of any such material changes or, in the case of any urgent and unplanned changes, as soon as practicable. Unless it gives prior written notice to AMEX, Vendor shall not make any changes or modifications to its hardware or the Vendor Software that would adversely alter the functionality of the hardware or the Vendor Software, degrade the performance of the hardware or the Vendor Software or, without AMEX's prior written consent, affect the day-to-day operations of AMEX's business. Vendor agrees to, or to provide AMEX systems access and time to, test any proposed material changes on AMEX's documents and/or information prior to implementation thereof at AMEX's request. AMEX shall determine in its reasonable discretion when such testing has been satisfactorily completed. If AMEX approves such a change, AMEX and Vendor shall agree upon a mutually acceptable date for implementation thereof. In addition, Vendor shall pay the cost of any modification or enhancement to, or substitution for, the Developed Materials and any other resources or software used in connection with the Services necessitated by (1) unauthorized changes to the Developed Materials or (2) changes to the hardware or the Vendor Software (except as AMEX may request for its exclusive use, for which AMEX shall bear such costs, or as may result from the implementation of a New Service) or the operating environment of the Vendor Software. In the event that Vendor implements any material changes without informing AMEX thereof and such changes cause AMEX to incur any additional costs or expenses, Vendor shall [***] therefor.

                  9.03 AMEX Rights. All inventions, methods, techniques, works of authorship, computer software, computer screens, reports, data, training materials, curriculum or any other materials made, created, developed, upon mutual agreement written exclusively for use by AMEX and paid for by AMEX, conceived or first reduced to practice in the course of, arising out of, or as a result of Services performed under this Agreement and related to the financial services industry and not of general applicability in the remittance processing industry (the "Developed Materials") shall be the sole and exclusive property of AMEX. Vendor hereby irrevocably assigns to AMEX all its right, title and interest in and to the property described in the preceding sentence and will execute any and all documents necessary to transfer and/or evidence AMEX's ownership rights.

                  9.04 AMEX Marks. AMEX owns and shall remain the sole and exclusive owner of all right, title and interest in and to the AMERICAN EXPRESS name, trademarks, service marks, trade names, and the goodwill associated therewith (the "Marks") and Vendor agrees that any and all use of the Marks by Vendor shall inure solely to the benefit of AMEX. Vendor is not granted any right or license to, and shall not use, the Marks in any manner for any purpose except as may be agreed in advance between Vendor and AMEX.

ARTICLE 10.  DATA AND REPORTS.

                  10.01 Ownership of AMEX Data. All data and information submitted to Vendor by AMEX in connection with the Services (the "AMEX Data") is and shall remain the property of AMEX. The AMEX Data shall not be (1) used by Vendor other than in connection with providing the Services, (2) disclosed, sold, assigned, leased or otherwise provided to third parties by Vendor or (3) commercially exploited by or on behalf of Vendor, its employees or agents. Vendor will take all commercially reasonable actions to safeguard the AMEX data.

                  10.02 Return of Data. Upon request by AMEX at any time, Vendor shall (1) promptly return to AMEX, in a format agreed upon by the Parties and on the media requested by AMEX, all AMEX Data and (2) erase or destroy under the supervision of AMEX all AMEX Data in Vendor's possession.

ARTICLE 11.  CONTINUED PROVISION OF SERVICES.

                  11.01 Disaster Recovery Plan. As part of the Services, Vendor shall (1) develop and submit to AMEX for AMEX's approval a disaster recovery plan (the "DRP") within [***] days of the Effective Date that meets or exceeds the requirements set forth in Exhibit C, (2) periodically update and test the operability of the DRP in effect at that time, (3) upon AMEX's request, certify to AMEX that the DRP is fully operational at least [***] and (4) immediately provide AMEX with notice of a disaster and implement the DRP upon the occurrence of a disaster at the Vendor Service Location or otherwise affecting the provisions or receipt of the Services (a "Disaster"). Vendor shall use commercially reasonable efforts to reinstitute the Services within [***] hours of the occurrence of a Disaster but, in any event, shall reinstitute the Services within [***] hours of each occurrence. During such [***] hour period, Vendor shall be relieved from performing in accordance with the Service Levels. In the event Vendor provides the Services from a business recovery center for more than [***] days, AMEX may terminate this Agreement for cause upon notice to Vendor and without regard to
Section 20.02. In the event of a Disaster, Vendor shall not increase its charges under this Agreement or charge AMEX usage fees or costs in addition to the Fees.

                  11.02 Force Majeure. Neither AMEX nor Vendor shall be liable for any delay in the performance of its obligations pursuant to this Agreement
(1) provided that such delay (a) could not have been prevented by reasonable precautions and (b) cannot reasonably be circumvented by the non-performing party through the use of alternate sources, work-around plans or other means and
(2) if and to the extent such delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or

                                                                              23
acts of God, acts of war, terrorism, riots, strikes, civil disorders, rebellions or revolutions, or any other similar cause beyond the reasonable control of such party (each, a "Force Majeure Event"). Upon the occurrence of a Force Majeure Event, the non-performing party shall be excused from any further performance of its obligations pursuant to this Agreement (other than Vendor's obligation to provide either normal recovery procedures or any other Disaster Recovery Services as described in Section 11.01) affected by the Force Majeure Event (including being relieved of the applicable Service Level requirements) for as long as (a) such Force Majeure Event continues and (b) such party continues to use best efforts to recommence performance whenever and to whatever extent possible without delay; provided, however, that Vendor shall be relieved of the Service Level requirements for no longer than [***] days from the occurrence of such Force Majeure Event. The party delayed by a Force Majeure Event to such party shall immediately notify the other party of the occurrence of a Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event. If any Force Majeure Event prevents or delays Vendor's delivery of the Services for more than [***] hours, AMEX may terminate this Agreement as of the date specified by AMEX without regard to Section 20.02. The occurrence of a Force Majeure Event in respect of another customer of Vendor shall not constitute a Force Majeure Event under this Agreement.

                  11.03 Allocation of Resources. Whenever a Force Majeure Event or a Disaster causes Vendor to allocate limited resources between or among Vendor's customers and affiliates, AMEX shall receive priority. Any decision to relocate the Services from the Vendor Service Location to another location will be made jointly by AMEX and Vendor in order to minimize Float Loss.

ARTICLE 12.  PAYMENTS TO VENDOR.

                  12.01 Fees. In consideration of Vendor providing the Services, AMEX shall pay to Vendor fees (the "Fees") based on the rates set forth in Exhibit E (the "Rates"). The Fees shall be computed by multiplying [***] by AMEX by the applicable Rates. AMEX shall not pay any other compensation or reimburse any expenses to Vendor under this Agreement except as agreed upon by the parties. For the purposes of this Agreement, "as part of the Services" means that Vendor is not entitled to any payments from AMEX in addition to the Fees for the applicable Services (except as may be otherwise provided herein), but does not mean or imply that AMEX does not have other financial responsibility for the Services to the extent specified in this Agreement.

                  12.02 Rate Adjustments. For the first Contract Year of the first Renewal Term, if any, Vendor may increase the Rates by no more than [***].

For each subsequent Contract Year of any Renewal Term, Vendor may increase the Rates by no more than [***]. If such index shall cease to be published, the parties shall agree upon a substitute index similarly reflecting [***]. Vendor shall notify AMEX of any increase in Rates [***] days in advance of the effective date of such increase.

                  12.03 Expenses. Except as expressly set forth in this Agreement, any expenses related to the Services are included in the Fees and shall not be reimbursed by AMEX unless agreed to by AMEX in writing.

                  12.04 Rights of Set-Off. With respect to any amount which AMEX and Vendor mutually determine (1) should be reimbursed to AMEX or (2) is otherwise payable to AMEX by Vendor pursuant to this Agreement, AMEX may upon written notice to Vendor deduct the entire amount owed against the charges otherwise payable or expenses owed to Vendor under this Agreement until such time as the entire amount owed to AMEX has been paid.

                  12.05 Unused Credits. Any unused credits against future payments issued to AMEX by Vendor pursuant to this

Agreement shall be paid to AMEX by Vendor within 30 days of the expiration of this Agreement or termination of this Agreement for any reason.

                  12.06 Performance Incentives/Credits. In addition to the compensation specified in Section 12.01, AMEX shall make performance incentive payments to or receive performance credits from Vendor as provided in Section
6.03. Any credits issued to AMEX pursuant to Exhibit D shall be paid to AMEX by Vendor within [***] days of the date of the performance giving rise to the credit.

ARTICLE 13.  PAYMENT SCHEDULE AND INVOICES.

                  13.01 Fees. Vendor shall invoice AMEX monthly for the Fees. Vendor shall provide AMEX with such monthly Fees invoice no later than 15 business days following the month in which the Vendor provided the Services. The monthly invoice shall include all monthly Fees, plus incentive payments or less performance credits and shall be accompanied by supporting documentation in the format agreed upon by AMEX and Vendor and set forth in Exhibit F.

                  13.02 Time of Payment. Any sum due Vendor pursuant to this Agreement for which payment is not otherwise specified herein shall be due and payable 30 days after receipt by AMEX of an invoice from Vendor.

                  13.03 Fee Dispute. Each of AMEX and Vendor acknowledge that the provision of the Services is critical to the business and operations of AMEX. Accordingly, in the event of a good faith dispute between AMEX and Vendor regarding this Agreement pursuant to which AMEX in good faith believes it is entitled to withhold payment, AMEX may withhold payment only of the disputed amount during the pendency of such dispute, Vendor shall continue to provide the Services.

ARTICLE 14.  DISPUTE RESOLUTION.

                  In the event of a dispute between AMEX and Vendor involving any matter with respect to the Services or this Agreement, including without limitation any dispute regarding Fees or costs, which can not be resolved informally, upon the written request of one party to the other each party will designate an appropriate representative to undertake the review and resolution of the dispute. The representatives shall promptly in good faith and with all due diligence negotiate to resolve the dispute within [***] days after the receiving party's receipt of the written request. If either or both of the representatives conclude that they are unable to agree on an appropriate resolution of the dispute within such [***] day period, they shall escalate the dispute to the next highest level of management for review and resolution. If necessary, this process shall be repeated through the highest level of management of the parties. This Article 14 shall not apply to [***].

ARTICLE 15.  TAXES.

                  AMEX shall pay, or reimburse [***] Vendor, for all Taxes imposed in connection with Vendor's provision of the Services, excluding taxes based upon Vendor's gross or net income. Vendor has advised AMEX that, as of the Effective Date, there are no Taxes applicable in connection with Vendor's provision of the Services. AMEX and Vendor shall also cooperate to segregate the fees payable under this Agreement into the following separate payment streams:
(1) those for taxable Services, (2) those for nontaxable Services, (3) those for which a sales, use or similar tax has already been paid by Vendor and (4) those for which Vendor functions merely as a paying agent for AMEX in receiving goods, supplies or services (including leasing and licensing arrangements) that otherwise are nontaxable or have previously been subject to tax. For purposes of this Article 15, "Taxes" shall mean all sales, use, transfer, ad valorem, gross receipts or excise taxes and any other similar taxes, fees, duties or imposts plus any interest and penalties imposed thereon and all expenses incurred by Vendor in connection with the payment or settlement of or defense against any claim for such taxes.

ARTICLE 16.  AUDITS.

                  16.01 Processing. Upon reasonable advance written notice from AMEX, Vendor shall provide such auditors and inspectors as AMEX or any regulatory authority may, from time to time, designate with unrestricted access to the Vendor Service Location during its normal operational hours for the purpose of performing, at AMEX's expense, audits or inspections of the business of AMEX at the Vendor Service Location, including any audits, internal reviews or other records relating to Services provided to AMEX. Vendor shall provide such auditors and inspectors any assistance that they may reasonably require. If any audit by an auditor designated by AMEX or a regulatory authority having jurisdiction over AMEX or Vendor results in Vendor being notified that it is not in compliance with any relevant and generally accepted accounting principle or regulatory or other audit requirement relating to the Services, Vendor shall, within the period of time specified by such auditor or regulatory authority, comply with such audit or regulatory authority. All changes shall be made at Vendor's expense.

                  16.02 Charges. Upon at least [***] business days' notice from AMEX, Vendor shall provide AMEX or its designated representatives with access to all of the financial records and supporting documentation in respect of its charges to AMEX. If, as a result of such audit, AMEX determines that Vendor has overcharged AMEX, Vendor shall credit the next invoice to AMEX in the amount of the overcharge, plus interest at the [***] Rate + [***]%, calculated from the date of receipt by Vendor of the overcharged amount until the date of payment to AMEX. If, as a result of such audit, AMEX determines that Vendor has undercharged AMEX, Vendor shall increase the next invoice to AMEX by the amount of the undercharge. In the event any such audit reveals an overcharge to AMEX of $[***] or more, Vendor shall reimburse AMEX for the cost of such audit. In the event that overcharges of $[***] or more are identified more than [***], AMEX may terminate this Agreement for cause.

ARTICLE 17.  CONFIDENTIALITY.

                  17.01 General Obligations. All Confidential Information shall be held in confidence by the parties to the same extent and in at least the same manner as the parties protect their own confidential or proprietary information and, with respect to AMEX Confidential Information only, as recommended as a result of any facility audits or reviews of Vendor Service Location. As used in this Agreement, the term "Confidential Information" shall mean all information, data (including, with respect to AMEX, AMEX Data) and materials relating to the customers, business and affairs of a party provided to, disclosed, or received by the other party from any source in connection with this Agreement or Vendor's performance of the Services, and the terms of this Agreement. Neither party shall disclose, publish, release, transfer or otherwise make available Confidential Information of the other party in any form to, or for the use or benefit of, any person or entity without such party's consent. Each party, however, shall be permitted to disclose relevant aspects of the other party's Confidential Information to its officers, agents, subcontractors and employees and to the officers, agents, subcontractors and employees of its corporate affiliates or subsidiaries to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under this Agreement; provided, that such party shall take all reasonable measures to ensure that Confidential Information of the other party is not disclosed or duplicated in contravention of the subcontractors' provisions of this Agreement by such officers, agents, subcontractors and employees. The obligations in this Section 17.01 shall not restrict any disclosure by either party pursuant to any applicable law, or by order of any court or government agency (provided that the disclosing party shall give prompt notice to the non-disclosing party of such order) and shall not apply with respect to information which (1) is developed by such party without violating the other party's proprietary rights, (2) is or becomes publicly known (other than through unauthorized disclosure), (3) is disclosed by the owner of such Confidential Information to a third-party free of any obligation of confidentiality, (4) is already known by such party without an obligation of confidentiality other than pursuant to this Agreement or any confidentiality agreements entered into before the Effective Date between AMEX and Vendor, or
(5) is rightfully received by a party free of any obligation of confidentiality.

                  17.02 Unauthorized Acts. Each party shall: (1) notify the other party promptly of any material unauthorized possession, use or knowledge, or attempt thereof, of the other party's Confidential Information by any person or entity which may become known to such party, (2) promptly furnish to the other party full details of the unauthorized possession, use or knowledge, or attempt thereof, and use reasonable efforts to investigate and prevent the recurrence of any unauthorized possession, use or knowledge, or attempt thereof, of Confidential Information, (3) use reasonable efforts to cooperate with the other party in any litigation and investigation against third parties deemed necessary by the other party to protect its proprietary rights and (4) promptly use all reasonable efforts to prevent a recurrence of any such unauthorized possession, use or knowledge of Confidential Information. Each party shall bear the cost it incurs as a result of compliance with this Section 17.02.

                  17.03 Remedy. Each party agrees that if a party, its officers, employees or anyone obtaining access to the proprietary information of the other party by, through or under them, breaches any provision of this Article 17, such other party would suffer irreparable harm and the total amount of monetary damages for any injury to such other party from any violation of this Article 17 would be impossible to calculate and would therefore be an inadequate remedy. Accordingly, each party agrees that the other party shall be entitled to temporary and permanent injunctive relief against the breaching party, its officers, agents or employees, and such other rights and remedies to which such other party may be entitled to at law, in equity and under this Agreement for any violation of this Article 17.

ARTICLE 18.  INSURANCE.

                  Vendor shall maintain in force throughout the Term and any Renewal Term an insurance policy or policies, equivalent to or better than (in terms of amount of coverage and risks covered) the coverage listed below, which coverage Vendor warrants is currently in force. Vendor has identified to AMEX the insurance company or companies currently providing the coverages listed below and the amount of the deductibles for such coverages and all of the foregoing are satisfactory to AMEX. In the event that Vendor wishes to change the insurance company or companies which provide any of the coverages listed below, Vendor may do so without AMEX's consent, provided such company or companies has a Best rating of at least "A". The amount of any increase in the deductibles shall be subject to the prior approval of AMEX. Vendor agrees to add AMEX to such policies (with the exception of the Crime Bond) as an additional insured. Vendor agrees to provide certificates of insurance to AMEX prior to the commencement of the Migration Services. All coverage listed below shall have an endorsement providing that the insurance company or companies shall provide to AMEX at least 30 days' prior written notice of any cancellation, modification or alteration affecting the coverage. Coverage shall be provided as follows:

Commercial General Liability                        $[***] million per
 (including contractual liability                   occurrence
  and personal injury liability)

Commercial Automobile Liability                     $[***] million per
 (covering owned, hired and                         occurrence
  non-owned vehicles)

Workers Compensation                                [***]

All Risk Property (real and                         [***]
 personal property full
 replacement value; to include
 Extra Expense and Business
 Interruption coverage)

Blanket Crime Bond (covering                        $[***] million per
 full-time and temporary employees;                 occurrence
 to include loss or destruction
 of remittances)

Errors and Omissions                                $[***] million per
occurrence

Transit                                             [***]

ARTICLE 19.  REPRESENTATIONS AND WARRANTIES.

                  19.01 By AMEX. AMEX represents and warrants that: (1) it is a corporation duly incorporated, validly existing and in good standing under the laws of New York, (2) it has all the requisite corporate power and authority under its organizational documents and the laws of New York to execute, deliver and perform its obligations under this Agreement, (3) the execution, delivery and performance of this Agreement has been duly authorized by AMEX, (4) no approval, authorization or consent of any governmental or regulatory authority is required to be obtained or made by it in order for it to enter into and perform its obligations under this Agreement, (5) it shall comply with all applicable Federal, state and local laws and regulations, and shall obtain all applicable permits and licenses, in connection with its obligations under this Agreement, and (6) it has not disclosed any Confidential Information of Vendor.

                  19.02 By Vendor. Vendor represents and warrants that: (1) it is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware, (2) it has all requisite power and authority under its organizational documents and the laws of Delaware to execute, deliver and perform its obligations under this Agreement, (3) it is duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it except where the failure to be so licensed, authorized or qualified would not have a material adverse effect on Vendor's ability to fulfill its obligations under this Agreement, (4) the execution, delivery and performance of this Agreement has been duly authorized by Vendor, (5) no approval, authorization or consent of any governmental or regulatory authority is required to be obtained or made by it in order for it to enter into and perform its obligations under this Agreement, (6) it shall comply with all applicable Federal, state and local laws and regulations, including without limitation the Bank Secrecy Act and related statutes and Federal and state anti-money laundering statutes, and shall obtain all applicable permits and licenses in connection with its obligations under this Agreement, (7) it has not disclosed any Confidential Information of AMEX, (8) all Services performed by Vendor for AMEX will be performed at least in accordance with industry standards and practices applicable to the performance of such Services, (9) it will maintain the resources so as to meet the Service Levels, (10) the Services and the Developed Materials (except for any AMEX Data or programs provided by AMEX) will not, and the Vendor Software does not and will not, infringe upon the proprietary rights of any third party, (11) the systems used by it internally to provide the Services (excluding external support for such systems from third party sources such as, for example, electric power from a utility company, but including third party products forming a part of such internally used systems such as, for example, BancTec and Wausau) have been tested, will continue to be subject to commercially reasonably testing, and are capable of operating, without generating materially erroneous results and without ceasing to function for a material period of time, using data having date ranges spanning the twentieth
(20th) and twenty-first (21st) centuries (e.g., years 1900-2100), (12) it will not breach or violate any agreements that Vendor has with subcontractors in connection with this Agreement and (13) to the knowledge of Vendor, there is no outstanding litigation, arbitrated matter or other dispute to which Vendor is a party which, if decided unfavorably to Vendor, would reasonably be expected to have a potential or actual material adverse effect on AMEX's or Vendor's ability to fulfill their respective obligations under this Agreement.

ARTICLE 20.  TERMINATION.

                  20.01 Termination for Change of Control/Business of Vendor. In the event (1) of a sale or distribution of all or substantially all of the assets of Vendor or a sale or distribution of sufficient stock (other than pursuant to a public offering) of Vendor to effect a change in control to any of the AMEX Competitors or (2) that Vendor or its affiliates enters into the business of [***] or provides a [***] to any of AMEX's [***], AMEX may terminate this Agreement immediately. In the event of a sale or distribution of all or substantially all of the assets of Vendor (other than to Vendor's parent, a successor to Vendor's parent, or a wholly-owned subsidiary of Vendor for so long as such subsidiary remains wholly-owned by Vendor) or a sale or distribution of sufficient stock (other than pursuant to a public offering) of Vendor to effect a change in control to an entity other than any of the AMEX Competitors, AMEX may terminate this Agreement upon [***] days' written notice to Vendor given within [***] days of AMEX's receipt of notice of such change of control or activity.

                  20.02 Termination for Cause. Except as expressly provided elsewhere in this Agreement or in the Exhibits, if either party [***] under this Agreement, and such failure is not cured within [***] days [***], the non-defaulting party may, upon further written notice to the defaulting party, terminate this Agreement as of the date specified in such notice of termination.

                  20.03 Termination for Insolvency. Upon notice, either party may terminate this Agreement with immediate effect: (1) upon the institution by the other party of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the other party to institution of bankruptcy or insolvency proceedings against it or the filing by the other party of a petition or answer or consent seeking reorganization or release under the Federal Bankruptcy Act, or any other applicable Federal or state law, or the consent by the other party to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official of the other party or of any substantial party of its property, or the making by the other party of an assignment for the benefit of creditors, or the admission in writing by the other party of its inability to pay its debts generally as they become due or the taking of corporate action by the other party in furtherance of any such action; or (2) if, within 60 days after the commencement of an action against the other party seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the other party stayed, or if the stay of any such order or proceeding shall thereafter be set aside; or if, within [***] days after the appointment without the consent or acquiescence of the other party of any trustee, receiver or liquidator or similar official of the other party, or of all or any substantial part of the property of the other party, such appointment shall not have been vacated.

                  20.04 Other Terminations. This Agreement may terminate pursuant to Section 3.03, Section 3.04, Section 4.02, Section 7.02, Section 11.01, Section 11.02, Section 16.02, Exhibit B, Exhibit C, Exhibit D and Exhibit E.

                  20.05 No Further Obligations. Except as otherwise provided, neither party shall have any further obligation or liability, financial or otherwise, to the other except that AMEX will remain liable to pay Vendor for Services rendered prior to the termination date.

ARTICLE 21.  TERMINATION ASSISTANCE.

                  Upon the expiration of this Agreement or the termination of this Agreement for any reason, other than [***], Vendor shall, upon AMEX's request, for up to [***] days after the expiration of this Agreement or termination of this Agreement for any reason (the "Termination Assistance Period") (1) continue to provide the Services to the extent requested by AMEX at the Rates and Service Levels for such Services in effect under this Agreement immediately prior to such expiration or termination (e.g., except for [***] as provided in Section 12.02, the applicable Rates will not [***] processing volumes), unless expiration occurs at the end of the second Renewal Term, in which case, the Parties shall agree upon the applicable Rates and Service Levels and (2) provide such commercially reasonable assistance as required by AMEX to transfer the Services to another vendor or to itself, including on-site facilities for any AMEX personnel who may need to be present at a Vendor Service Location to accomplish such a transfer (the "Termination Assistance Services"). During the Termination Assistance Period, Vendor shall continue to provide the Services in accordance with the terms and conditions specified in this Agreement, except as otherwise expressly provided herein. Vendor agrees to take all [***] steps necessary for AMEX to transfer the Services to another vendor or to itself. After the expiration of the Termination Assistance Period, Vendor shall (a) answer questions regarding the Services on an "as needed" basis for [***] days, (b) deliver to AMEX any remaining AMEX-owned reports and documentation still in Vendor's possession and (c) at AMEX's direction, destroy all AMEX Data and information in its possession and provide to AMEX written confirmation thereof. Vendor shall provide the Termination Assistance Services at [***] cost [***], except as otherwise expressly provided in this Agreement.

ARTICLE 22.  EXIT PLAN.

                  Upon the expiration of this Agreement or termination of this Agreement for any reason, other than termination by Vendor pursuant to Section 20.02:

    (1) Vendor shall provide the Termination Assistance Services in accordance with Article 21;

    (2) upon AMEX's request and within [***] days after the effective date of expiration or termination of this Agreement, with respect to any contracts applicable solely to services being provided to AMEX for maintenance, disaster recovery services and other necessary third party services being used by Vendor to perform the Services as of the expiration or termination, Vendor shall use its [***] to transfer or assign such agreements to AMEX or its designee, on terms and conditions acceptable to both parties.

ARTICLE 23.  INDEMNITIES AND DAMAGES.

                  23.01 Indemnity by AMEX. AMEX shall indemnify Vendor from, and defend Vendor, its parent, and their respective employees, agents, and affiliates, from and against, any liability or expenses (including reasonable attorneys' fees, expert witness fees, expenses, and costs of settlement) arising out of or relating to any claim by a third party [***]. AMEX shall indemnify Vendor from any costs and expenses incurred in connection with the enforcement of this Section 23.01.

                  23.02 Indemnity by Vendor. Vendor shall indemnify AMEX from, and defend AMEX, its parent, and their respective employees, agents, and affiliates, from and against any liability or expenses (including reasonable attorneys' fees, expert witness fees, expenses, and costs of settlement) arising out of or relating to any claim [***].

Vendor shall indemnify AMEX from any costs and expenses incurred in connection with the enforcement of this Section 23.02.

                  23.03 Indemnification Procedures. If any civil, criminal, administrative or investigative action or proceeding (each, a "Claim") is commenced against any party entitled to indemnifications under Section 23.01 or
Section 23.02 (an "Indemnified Party"), written notice thereof shall be given to the party that is obligated to provide indemnification (the "Indemnifying Party") as promptly as practicable. After such written notice, if the Indemnifying Party shall acknowledge in writing to such Indemnified Party that this Agreement applies with respect to such Claim, then the Indemnifying Party shall be entitled, if it so elects, in a notice delivered to the Indemnified Party not less than 10 days prior to the date on which a response to such Claim is due, to take control of the defense and investigation of such Claim and to employ and engage attorneys of its choice to handle and defend the same, at the Indemnifying Party's sole cost and expense. The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of such Claim and any appeal arising therefrom; provided, however, that the Indemnified Party may, at its own cost and expense, participate, through its attorneys or otherwise, in such investigation, trial and defense of such Claim and any appeal arising therefrom. No settlement of a Claim that involves a remedy other than the payment of money by the Indemnifying Party shall be entered into without the consent of the Indemnified Party. After notice by the Indemnifying Party to the Indemnified Party of its election to assume full control of the defense of any such Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses incurred thereafter by such Indemnified Party in connection with the defense of that Claim. If the Indemnifying Party does not assume full control over the defense of a Claim subject to such defense as provided in this
Section 23.03, the Indemnifying Party may participate in such defense, at its sole cost and expense, and the Indemnified Party shall have the right to defend the Claim in such manner as it may deem appropriate, at the cost and expense of the Indemnifying Party.

                  23.04 Damages. (1) Vendor shall be liable to AMEX for any damages arising out of or relating to its performance under this Agreement. Notwithstanding anything herein, Vendor's liability [***] obligations shall be limited to [***], provided that (a) Vendor shall remain responsible for payment of [***] for such damages, and (b) Vendor shall maintain all coverages provided in the foregoing policies unless a certain coverage subsequently becomes uninsurable. Except as provided in the previous sentence, Vendor shall not be liable for indirect, special, incidental and consequential losses or damages (including loss of income, profits or savings) experienced by AMEX as a result of the occurrence of the risks described in Section 23.02. Notwithstanding anything herein, Vendor shall not be liable to AMEX for damages in excess of $[***] during each of the Term or any Renewal Term. Vendor shall not have any obligation to indemnify AMEX against any claim, liability, loss, damage or expense AMEX, its parent, its affiliates, or their respective employees or agents might suffer as a result of and to the extent caused by the [***] performance by AMEX, its parent, its affiliates, or their respective employees or agents of any of the obligations called for by this Agreement. (2) In no event shall AMEX be liable for, nor will the measure of damages against AMEX include, any indirect, incidental, special or consequential damages or amounts for loss of income, profits or savings arising out of or relating to its performance under this Agreement.

                  23.05 Remedies. The provisions of this Article 23 and of
Article 17 constitute the parties' sole and exclusive remedies under this Agreement.

ARTICLE 24. LOSS OF MATERIALS; UNAUTHORIZED ACTS.

                  24.01 Loss of Materials. In the event of a material loss, theft or other disappearance of any customer information, data or materials that Vendor is responsible for or from Vendor's possession (pursuant to this Agreement or any other agreement with Vendor's customers), Vendor shall promptly notify AMEX, in which case AMEX may [***], including without limitation arranging for security and processing oversight of all items held by Vendor which are owned by AMEX or in which AMEX has a proprietary interest. Vendor's notification does not require it to inform AMEX of Vendor's customers' identity or other confidential information, but is designed to give AMEX an understanding of the circumstances and magnitude of the loss.

                  24.02 Unauthorized Acts. In the event that any agent, subcontractor or employee of Vendor is suspended by Vendor of engaging in or is suspended, terminated or arrested for commission of fraud or any other criminal activity or breach of fiduciary duty, Vendor shall promptly notify AMEX, in which case AMEX may [***].

ARTICLE 25.  MISCELLANEOUS PROVISIONS.

                  25.01 Assignment and Subcontracting. Vendor shall not, without the consent of AMEX, which consent may be given or withheld for any reason in AMEX's sole discretion (1) assign this Agreement or any amounts payable pursuant to this Agreement other than to Vendor's parent, a successor to Vendor's parent, or a wholly-owned subsidiary of Vendor for so long as such subsidiary remains wholly-owned by Vendor or (2) subcontract the provision of any of the Services (except as set forth in Section 8.02). The consent of AMEX to any assignment or subcontracting shall not (a) with respect to subcontracting, relieve Vendor of its responsibility for the performance of any of its other obligations under this Agreement or (b) constitute AMEX's consent to further assignment or subcontracting. This Agreement shall be binding on the parties and their respective successors and permitted assigns. Any assignment or subcontracting in contravention of this Section 25.01 shall be void. Notwithstanding the foregoing, AMEX may assign this Agreement to its parent, a wholly-owned subsidiary or an affiliate if AMEX provides Vendor with 30 days' notice prior to the effective date of assignment.

                  25.02 Notices. All notices, requests, approvals and consents and other communications required or permitted under this Agreement shall be in writing and shall be sent by telecopy to the telecopy number specified below. A copy of any such notice shall also be personally delivered or sent by (1) first class U.S. Mail, registered or certified, return receipt requested, postage pre-paid or (2) U.S. Express Mail, Federal Express, or other, similar overnight bonded mail delivery services.

                  In the case of AMEX:

                             American Express Travel Related
                             Services Company, Inc.
                             200 Vesey Street

                             New York, New York  10285-4404
                             Attention: Vice President
                                        -Payment Processing
                             Telecopy Number:  212-619-8789
                  and
                             American Express Travel Related
                             Services Company, Inc.
                             7701 Airport Center Drive
                             Greensboro, North Carolina  27409-9047
                             Attention:  Senior Vice President
                             Telecopy Number:  336-668-6222

                  With copies to:
                             American Express Travel Related
                             Services Company, Inc.
                             American Express Tower
                             200 Vesey Street
                             New York, New York  10285
                             Attention:  General Counsel
                             Telecopy Number:  212-640-4929

                  In the case of Vendor:

                             Regulus West LLC
                             401 City Avenue, Suite 428
                             Bala Cynwyd, Pennsylvania  19004
                             Attention: Sandra J. Peterson
                                        Executive Vice President -
                                        Sales, Marketing, Alliance
                                        and Product Management
                             Telecopy Number:  610-617-7085

                  With copies to:

                             Blank Rome Comisky & McCauley LLP
                             One Logan Square
                             Philadelphia, Pennsylvania  19103
                             Attention:  Barry H. Genkin, Esq.
                             Telecopy Number:  215-569-5628

Either party may change its address or telecopy number for notification purposes by giving the other party notice of the new address or telecopy number and the date upon which it will become effective. Any such notice shall be deemed given on the date delivered or when placed in the mail as specified.

                  25.03 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one single agreement between the parties.

                  25.04 Headings/Exhibits. The section headings in this Agreement are solely for convenience and shall not be considered in its interpretation. The recitals set forth on the first page of this Agreement are incorporated into the body of this Agreement. The Exhibits referred to throughout this Agreement are attached to this Agreement and are incorporated into this Agreement. Unless the context clearly indicates, words used in the singular include the plural and words in the plural include the singular.

                  25.05 Relationship. The performance by Vendor of its duties and obligations under this Agreement shall be that of an independent contractor and nothing contained in this Agreement shall create or imply an agency relationship between AMEX and Vendor, nor shall this Agreement be deemed to constitute a joint venture or partnership between AMEX and Vendor. Vendor agrees and represents that it is an in independent contractor and that its personnel are not AMEX's agents or employees for Federal tax purposes, and are not entitled to any AMEX employee benefits. Vendor assumes sole and full responsibility for its acts and Vendor and its personnel have no authority to make commitments or enter into contracts on behalf of, bind or otherwise obligate AMEX in any manner whatsoever.

                  25.06 Consents, Approvals and Requests. Except as specifically set forth in this Agreement, all consents and approvals to be given by either party under this Agreement shall not be unreasonably withheld and each party shall make only reasonable requests under this Agreement.

                  25.07 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement shall remain in full force and effect, and the parties shall substitute for the invalid provisions a valid provision which most closely approximates the intent and economic effect of the invalid provision.

                  25.08 Waiver. No delay or omission by either party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be in writing and signed by the party waiving its rights.
                  25.09 Publicity. Each party shall (1) submit to the other all advertising, written sales promotion, press releases and other publicity matters relating to this Agreement in which the other party's name or mark is mentioned or language from which the connection of said name or mark may be inferred or implied and (2) not publish or use such advertising, sales promotion, press releases or publicity matters without the other party's prior written consent.

                  25.10 Entire Agreement. This Agreement and the Exhibits, which are hereby incorporated by reference into this Agreement, represent the entire agreement between the parties with respect to its subject matter, and there are no other representations, understandings or agreements between the parties relative to such subject matter.

                  25.11 Amendments. No amendment to, or change, waiver or discharge of, any provision of this Agreement shall be valid unless in writing and signed by an authorized representative of the party against which such amendment, change, waiver or discharge is sought to be enforced.

                  25.12 Survival. The terms of [***] and this Section 25.12 shall survive the expiration of this Agreement or termination of this Agreement for any reason.

                  25.13 Third Party Beneficiaries. Each party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than AMEX and Vendor.

                  25.14 Governing Law. EXCEPT AS REQUIRED BY LOCAL LAW IN ANY JURISDICTION OUTSIDE OF THE UNITED STATES, THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE

STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO THE CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

                  25.15 Covenant of Further Assurances. AMEX and Vendor covenant and agree that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each of AMEX and Vendor shall execute and deliver any further legal instruments and perform any acts which are or may become necessary to effectuate the purposes of this Agreement.

                  25.16 Construction. The word "including" shall mean "including, without limitation," throughout this Agreement.

                  25.17 Interpretation of Documents. In the case of conflicts between the terms of this Agreement and the terms of the RFP, the terms of this Agreement shall prevail.

                  IN WITNESS WHEREOF, Vendor and AMEX have each caused this Agreement to be signed and delivered by its duly authorized representative.

                                REGULUS WEST LLC


                                By:___________________________
                                Title:________________________


                                AMERICAN EXPRESS TRAVEL RELATED
                                SERVICES COMPANY, INC.


                                By:___________________________
                                Title:________________________

                                                                      Exhibit A

                            [*** - 132 pages omitted]

                                                                      Exhibit B

                             [*** - 5 pages omitted]

                                                                      Exhibit C

                              [*** 2 pages omitted]

                                                                      Exhibit D

                                [Not Applicable]

                                                                      Exhibit E

                                [Not Applicable]

                                                                      Exhibit F

                                [Not Applicable]

                                                                      Exhibit G

                                [Not Applicable]

[***]= Pursuant to 17 CFR 230.406, confidential information has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

                               AMENDMENT NO. 1 TO
                    REMITTANCE PROCESSING SERVICES AGREEMENT

             THIS AMENDMENT NO. 1 TO REMITTANCE PROCESSING SERVICES AGREEMENT is made as of the first day of July 2000, by and between AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation with an office at American Express Tower, World Financial Center, New York, New York 10285 ("Amex"), and REGULUS WEST LLC, a Delaware limited liability company with an office at 401 City Avenue, Suite 428, Bala Cynwyd, Pennsylvania 19004 ("Vendor").

                                   WITNESSETH

             WHEREAS, Amex and Vendor entered into a Remittance Processing Services Agreement dated as of October 25, 1999 (the "Agreement"); and

             WHEREAS, Amex and Vendor wish to amend the Agreement as set forth below.

             NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Agreement, the parties hereto agree as follows:

1. Terms used herein which are not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

2. Exhibit B of the Agreement is hereby deleted and the attached Exhibit B is substituted therefor.

3. Schedules 1, 2 and 3 of Exhibit E of the Agreement are hereby deleted and the following sentence is hereby added to Exhibit E, above the chart labeled "Pass Through Charges":

                  "The unit price per remittance is $[***], which includes [***] items. The unit price does not include the Pass Through Charges identified below. Effective February 1, 2001, the unit price per remittance is $[***]."

4. The "Vendor and AMEX Pricing Agreement" on the fourth, fifth and sixth pages of Exhibit E is hereby deleted.

5. Exhibit F of the Agreement is hereby deleted.

6. Except as specifically amended herein, the terms of the Agreement shall continue in full force and effect.

             IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Remittance Processing Services Agreement to be executed by an authorized officer as of the date written above.


REGULUS WEST LLC                            AMERICAN EXPRESS TRAVEL
                                            RELATED SERVICES COMPANY,
                                            INC.


By:________________________                 By:_________________________
Name:______________________                 Name:_______________________
Title:_____________________                 Title:______________________

[***]= Pursuant to 17 CFR 230.406, confidential information has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

                               AMENDMENT NO. 2 TO
                    REMITTANCE PROCESSING SERVICES AGREEMENT

             THIS AMENDMENT NO. 2 TO REMITTANCE PROCESSING SERVICES AGREEMENT ("Amendment No. 2") is made as of the first day of June 2002, by and between AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation with an office at American Express Tower, World Financial Center, New York, New York 10285 ("AMEX"), and REGULUS WEST LLC, a Delaware limited liability company with an office at 2 International Plaza, Suite 422, Philadelphia, Pennsylvania 19113 ("Vendor").

                                   WITNESSETH

             WHEREAS, AMEX and Vendor entered into a Remittance Processing Services Agreement dated as of October 25, 1999 (the "Agreement") which was amended by Amendment No. 1 To Remittance Processing Services Agreement dated as of July 1, 2000 ("Amendment No. 1"); and

             WHEREAS, AMEX and Vendor wish to further amend the Agreement as set forth below.

             NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Agreement and Amendment No. 1, the parties hereto agree as follows:

1. Terms used herein which are not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

2. Section 2.01 of the Agreement is hereby amended by deleting "October 24, 2001" and inserting "October 24, 2005" in its place and stead.

3. Section 2.02 of the Agreement is hereby amended to read in its entirety as follows:

                  "2.02 Expiration and Renewal. Unless terminated earlier pursuant to Article 20 and provided AMEX is not in default of its obligations under this Agreement, this Agreement shall automatically renew for one two year term (a "Renewal Term") unless AMEX provides at least 120 days written notice of non-renewal to Vendor prior to the expiration of the Term. If this Agreement is renewed pursuant to this Section 2.02, its then current terms and conditions shall remain in force and effect during the Renewal Term and the Rates during the Renewal Term shall be as set forth in Exhibit E."

4. Section 12.02 of the Agreement is hereby deleted in its entirety and nothing is substituted in its place and stead.

5. The first sentence of Section 16.01 of the Agreement is hereby amended by deleting the words "Upon reasonable advance written notice from AMEX," therefrom.

6. Clause (1) of Article 21 of the Agreement is hereby amended to read in its entirety as follows:

                  "(1) continue to provide the Services to the extent requested by AMEX (i) in the event of expiration at the end of the Term or the Renewal Term, or termination by AMEX other than pursuant to Section 20.02, at the Rates agreed upon by the parties at such time, or (ii) in the event of termination by AMEX pursuant to Section 20.02, at the Rates in effect under this Agreement immediately prior to termination, and at Service Levels for such Services in effect under this Agreement immediately prior to such expiration or termination, and".

7. The fourth (4th) sentence of Section 23.04(1) of the Agreement is hereby amended to read in its entirety as follows:

                  "Notwithstanding anything herein, Vendor shall not be liable to AMEX for damages in excess of $[***] during each Contract Year. "

8. AMEX and Vendor hereby agree that the Vendor facilities located at 365 Passaic Street, Rochelle Park, New Jersey ("Rochelle Park") and at 1500 Dragon Street, Suite A, Dallas, Texas ("Dallas") shall be Vendor Service Locations. Vendor shall provide Migration Services for these Vendor Service Locations in accordance with Article 3 of the Agreement. Migration Services will commence at the Rochelle Park Vendor Service Location on August 13, 2002 and the Migration Completion Date will be November 14, 2002. Migration Services will commence at the Dallas Vendor Service Location on October 9, 2002 and the Migration Completion Date will be January 10, 2003. Vendor and AMEX will agree in writing upon any milestones and their completion dates for the Migration Services. In the event that, at either the Rochelle Park Vendor Service Location or the Dallas Vendor Service Location, the Migration Completion Date is delayed by more than [***] days for any reason within the control of Vendor, AMEX may terminate migration to the affected Vendor Service Location and procure an alternate source for remittance processing services and Vendor will be obliged to reimburse AMEX as provided in the second and third sentences of Section 3.04. Vendor and AMEX must mutually agree in writing to any changes to a Migration Completion Date.

9. Within 60 days of the Migration Completion Date at each of the Rochelle Park and Dallas Vendor Service Locations, Vendor will develop and submit to AMEX for AMEX's approval a DRP for such Vendor Service Location.

10. Vendor agrees to implement image transmission capability (check images with audit trail) no later than the commencement of live processing at the Rochelle Park and Dallas Vendor Service Locations. Vendor will implement image transmission capability at the Los Angeles, California ("Los Angeles") Vendor Service Location no later than December 31, 2003. Vendor will pay for front and back cameras for first pass image capture, as well as servers required as determined by the mutual agreement of the parties. AMEX will pay for any routers, circuits, encryption license and programming expenses at the developmental programming rate provided in Exhibit E.

11. Vendor agrees to implement Mark Sense in the Dallas, Rochelle Park and Los Angeles Vendor Services Locations. Vendor, at its expense, will install back cameras in the Dallas and Rochelle Park Vendor Service Locations for this purpose. Vendor will develop a Mark Sense application to identify both address changes and correspondence on remittance coupons. Vendor will bear the first $[***] of the expense of developing the Mark Sense application, and AMEX will bear the balance, at the developmental programming rate provided in Exhibit E, up to an additional $[***], provided that if the total cost of developing and implementing the Mark Sense application exceeds $[***], the parties shall mutually agree upon the allocation of such excess costs. Mark Sense will be implemented in the Dallas and Rochelle Park Vendor Service Locations no later than the commencement of live processing at each facility, and in the Los Angeles Vendor Service Location no later than December 31, 2003. During the first 90 days after implementation of Mark Sense at each Vendor Service Location, the parties will monitor the output to determine whether 100% of address changes are being detected while false positives are being minimized. The parties thereafter will agree upon performance metrics for measures impacted by Mark Sense as provided in Exhibit B.

12. The Amended and Restated Exhibit B to the Agreement as amended by Amendment No. 1 is hereby deleted in its entirety and the 2nd Amended and Restated Exhibit B which is attached hereto is inserted in its place and stead.

13. Exhibit C to the Agreement is hereby amended by deleting the words "and financial" from the first bullet of the Basic Requirements for the Employee category.

14. The Amended and Restated Exhibit E to the Agreement as amended by Amendment No. 1 is hereby deleted in its entirety and the 2nd Amended and Restated Exhibit E which is attached hereto is inserted in its place and stead.

15. Vendor agrees to make commercially reasonable efforts to reduce its internal costs and the unit price it charges AMEX for the Services, by exploring and potentially utilizing technology changes, such as check truncation, and process changes, such as offshore keying. Vendor agrees to offer check truncation at each Vendor Service Location no later than December 31, 2003, at a price to be agreed upon once requirements are fully defined. Vendor and AMEX will cooperate to implement a pilot program of offshore keying, with a target for implementation of such pilot program in the second quarter of 2003. The parties will define the measures of success and conduct a business analysis of the results in order to determine whether this process will be implemented on an ongoing basis at all Vendor Service Locations. Notwithstanding anything to the contrary, nothing in this Amendment No. 2 or the Agreement shall obligate Vendor to implement any programs, processes or services which Vendor reasonably determines not to be in its best interests.

16. Except as specifically amended herein, the terms of the Agreement shall continue in full force and effect. In the event of a conflict or ambiguity between the terms set forth in this Amendment No. 2 and the terms of the Agreement, the terms of this Amendment No. 2 shall govern with respect to the conflicting or ambiguous terms.

             IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to Remittance Processing Services Agreement to be executed by an authorized officer as of the date written above.

REGULUS WEST LLC                            AMERICAN EXPRESS TRAVEL
                                            RELATED SERVICES COMPANY,
                                            INC.

By:________________________                 By:_________________________
Name:______________________                 Name:_______________________
Title:_____________________                 Title:______________________

                            2nd Amended and Restated
                                    Exhibit E

                             [*** - 3 pages omitted]

AMERICAN EXPRESS (C)                                 PROPRIETARY & CONFIDENTIAL


                   AMENDMENT AGREEMENT NUMBER FLL-05-6-MP01-03


This Amendment Agreement Number FLL-05-6-MP01-03 ("Amendment Agreement") is made and entered into this 24th day of October, 2005 between American Express Travel Related Services Company, Inc., having its principal place of business at American Express Tower, World Financial Center, New York, New York 10285 ("Amexco") and Regulus West LLC, a Delaware limited liability company, having its principal place of business at 860 Latour Court, Napa, CA 94558 ("Company").

                                    RECITALS

WHEREAS, Amexco and Company wish to amend certain of their understandings as set forth in the agreement executed between the parties on or about October 25, 1999, (the "Agreement").


NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements set forth below, the parties agree as follows:


                                   BACKGROUND

         A. Amexco and Company entered into the Agreement (incorporated herein by reference and attached hereto as Exhibit 1) for remittance processing and related services as described in the Procedures Manual, attached as Exhibit A therein, and as otherwise identified in the Agreement (the "Services").

         B. Amexco and Company now desire to amend the term of the Agreement, specifically section 2.01 Term.

                                 AMENDED TERM(S)

A. NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

                  1. Terms used herein which are not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

                  2. Section 2.01 of the Agreement is hereby amended as follows:

AMERICAN EXPRESS (C)                                 PROPRIETARY & CONFIDENTIAL


                  "The initial term of this Agreement shall commence on the Effective Date and shall continue until 12:00 midnight on March 31, 2006, unless terminated earlier pursuant to Article 20 (the "Term"). (Each 12-month period commencing on the Effective Date or any anniversary of the Effective Date during the Term or any Renewal Term, a "Contract Year")."


                                     GENERAL

         A. Except as otherwise modified herein, the capitalized terms used in this Amendment Agreement shall have the meaning specified in the Agreement.

         B. Except as amended herein and by the terms of all prior amendments not inconsistent with this Amendment Agreement, the remaining provisions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, Company and Amexco have caused this Amendment Agreement to be executed on their behalf by their duly authorized officers, as of the date first written above.


AMERICAN EXPRESS TRAVEL                         REGULUS WEST LLC
RELATED SERVICES COMPANY, INC.


By:                                             By:
    ------------------------------                  ---------------------------

Name:                                           Name:
      ----------------------------                    -------------------------
         (TYPE OR PRINT)                                      (TYPE OR PRINT)

Title:                                          Title:
       ---------------------------                     ------------------------

Date:    October 24th, 2005                     Date: October 24th, 2005
      ----------------------------                    -------------------------

AMERICAN EXPRESS (C)                                 PROPRIETARY & CONFIDENTIAL


                                    EXHIBIT 1


                               [COPY OF AGREEMENT]